Table of Contents

Exhibit 99.5

FORM OF
LETTER OF TRANSMITTAL
To Accompany Certificates Representing
Shares of Common Stock of
XLNT VETERINARY CARE, INC.

_______________
_______________
_______________
_______________
Dear: __________

The undersigned surrenders herewith the following described certificate(s) representing shares of Common Stock of XLNT Veterinary Care, Inc. (the “Company”) in exchange for certificates representing the number of shares of Common Stock of Echo Healthcare Acquisition Corp. (“Parent”) to which the undersigned is entitled pursuant to the Amended and Restated Agreement and Plan of Merger dated February 16, 2007, by and among the Company, Parent and Pet DRx Acquisition Company (the “Merger Agreement”). It is understood that the undersigned will receive Parent Common Stock at the rate of _____ shares of Parent Common Stock for each share of the Company Common Stock so surrendered, and, in addition, _____ share of Parent Common Stock in lieu of any fractional share which the undersigned would have been otherwise entitled to receive in the exchange.

The undersigned, by execution of this Letter of Transmittal:

(i)  represents that he, she or it has read the Merger Agreement and its Exhibits;

(ii)  represents that he, she or it understands the terms and conditions of the Merger Agreement and his, hers or its obligations thereunder;

(iii)  represents that he, she or it has the legal authority to convey the shares of Company Common Stock listed below;

(iv)  agrees for himself, herself, or itself and for his or her estate, his or her personal representative, and his, her or its successors and assigns that he, she or it agrees to be bound by the terms of the Merger Agreement related to the Stockholders’ Representative;

(v)  agrees that without the prior written consent of Parent (which consent may be withheld in its sole discretion) he, she or it will not, directly or indirectly during a period between the date hereof and six (6) months after the date hereof, offer, sell, contract to sell, grant any option for the purchase of, pledge, assign or otherwise dispose of, all or any portion of the shares of Parent Common Stock which he, she or it owns or receives in the Merger;

(vi)  authorizes the Exchange Agent and transfer agent of Parent to place a legend on any certificates representing, and to decline to transfer and to note stop transfer restrictions on the transfer books and records of Parent with respect to, the shares of Parent Common Stock that are restricted from transfer by this Letter of Transmittal; and

(vii)  authorizes the Stockholders’ Representatives to perform all of the acts and exercise all of the powers for the undersigned in his, her or its name, place and stead in connection with all matters under or in any manner involving the Escrow Agreement and for the limited purposes set forth in the Merger Agreement. Furthermore, the undersigned agrees that the Stockholders’ Representatives shall have the right to recover from the Escrow Fund, prior to any distribution to the Former Stockholders, an amount equal to any reasonable fees, costs and expenses in connection with the acceptance and administration of the Stockholders’ Representatives’ duties and obligations granted by the Merger Agreement.

Please issue certificate(s) for shares of Parent Common Stock in the name of, and mail such certificates to, the undersigned to the address now shown on your records, unless special mailing or issuance instructions, or both are shown on the reverse.

Name and Address of Registered Shareholders as now shown on Records of the Company (Type or Print)	Certificate Numbers (Attach rider if necessary)	Numbers of Shared

Total Shares _____

FILL IN ONLY IF ISSUANCE OR DELIVERY IS TO BE MADE TO
OTHER THAN THE NAME AND ADDRESS SHOWN ON THE REVERSE

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL MAILING INSTRUCTIONS

(See “Endorsement of the Company Common Stock Certificates” Below) Issue To:	Mail To:

Name: _____________________________________________________________ (Type or Print)	Name: ______________________________________________________________ (Type or Print)

Address: ____________________________________________________________	Address: ____________________________________________________________

(Zip Code)	(Zip Code)

Taxpayer Identification No. (Social Security Number)

Date: Phone: Area Code _______Number __________	Please Sign

INSTRUCTIONS

This Letter of Transmittal, completely filled in, dated and signed, together with the certificate for the Company Common Stock described on the face hereof, should be delivered or sent by mail to:

An envelope addressed to the Exchange Agent is enclosed for your convenience.

A.  Delivery of the Company Common Stock Certificates. The method of delivery of the Company Common Stock certificates and the completed Letter of Transmittal is at the option and risk of the holder, but registered mail, properly insured, is recommended.

B.  Signing of Letter of Transmittal. The signature on the Letter of Transmittal must correspond with the name of the registered owner of the Company Common Stock certificates surrendered as written on the face of the certificates without alteration, enlargement or any change whatsoever. If the Company Common Stock certificates are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation, or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, proper evidence of the authority to assign, sell and transfer the shares should be forwarded with the surrendered certificates. Questions regarding such evidence of authority may be referred to the Exchange Agent.

C.  Endorsement of the Company Common Stock Certificates. If the certificates for Parent Common Stock are to be issued in a name other than that which appears on the face of the certificates surrendered, the name and address of the transferee should be entered in the “Special Issuance Instructions” section above and the certificates surrendered must be duly endorsed or assigned by the registered holder to transferee. Signatures on the assignment must correspond exactly with the names which appear on the face of the certificates and must be guaranteed by a commercial bank or trust company or by a firm having a membership on the New York or American Stock Exchanges. Stock transfer tax stamps if required, must be affixed to any certificates so surrendered, or funds sufficient to cover the cost of such stamps must be furnished to the Exchange Agent.

D.  DENOMINATION OF PARENT COMMON STOCK CERTIFICATES. UNLESS SPECIFIC DENOMINATIONS ARE REQUESTED AT THE TIME OF EXCHANGE, A SINGLE CERTIFICATE FOR PARENT’S COMMON STOCK WILL BE ISSUED IN EXCHANGE FOR THOSE SURRENDERED WITH THIS LETTER OF TRANSMITTAL.

E.  Fractional Shares. Any fractions resulting from the conversion shall be rounded to the next whole number.